UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

SEP ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40679 (Commission File Number)	86-2365445 (I.R.S. Employer Identification No.)

3737 Buffalo Speedway, Suite 1750 Houston, Texas (Address of principal executive offices)	77098 (Zip Code)

(713) 715-6820
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	SEPAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	SEPA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SEPAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, the Board of Directors (the “Board”), with the approval of the stockholders, of SEP Acquisition Corp. (the “Company”) determined that if the Company has not consummated a Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended), by July 30, 2024 (the “Termination Date”), the Company shall (i) (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days after the Termination Date, subject to lawfully available funds therefor, redeem 100% of the shares of the Company’s common stock included as part of the units sold in the Company’s initial public offering of securities (the “Offering Shares” and the “Offering”) in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (x) the aggregate amount then on deposit in the Trust Account (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended), including interest not previously released to the Company to pay its taxes and expenses related to the administration of the Trust Account (less up to $100,000 of such net interest to pay dissolution expenses), by (y) the total number of then outstanding Offering Shares, which redemption will completely extinguish the rights (including the right to receive further liquidating distributions, if any) of the Public Stockholders (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the Delaware General Corporation Law to provide for claims of creditors and other requirements of applicable law.

On July 10, 2024, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the anticipated redemption, liquidation and dissolution; and (ii) requested that Nasdaq (A) suspend trading of the Company’s shares of Class A Common Stock, as well as the associated Warrants and Units, effective after the close of trading on July 16, 2024, and (B) file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration (“Form 25”) to delist and deregister the Class A Common Stock, as well as the associated Warrants and Units, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Class A Common Stock, as well as the associated Warrants and Units, will no longer be listed on Nasdaq. The Company expects that Nasdaq will file Form 25 with the SEC on or about July 16, 2024, upon which the delisting of the Company’s Class A Common Stock, as well as the associated Warrants and Units, will become effective. Following that, the Company intends to file a Form 15 Certification and Notice of Termination of Registration with the SEC, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated with respect to the Class A Common Stock, as well as the associated Warrants and Units.

Item 8.01.	Other Events.

The information set forth in Item 3.01 above of this Current Report on Form 8-K is incorporated by reference herein. In the redemption, the Offering Shares will be redeemed at a per-share price, payable in cash, equal to the quotient obtained by dividing (A) in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (x) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its taxes and expenses related to the administration of the Trust Account (less up to $100,000 of such net interest to pay dissolution expenses), by (y) the total number of then outstanding Offering Shares. The redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any). After taking into account withdrawals for taxes and expenses, the total amount held in the trust account was $13,505,269.31, and a total of 1,304,259 Offering Shares were outstanding. The Company estimates that the total redemption amount will be approximately $13,505,269.31, and the per-share redemption amount will be approximately $10.35474496.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEP Acquisition Corp.

Dated: July 15, 2024	/s/ R. Andrew White
R. Andrew White
President and Chief Executive Officer